Exhibit 99.1

EJF Acquisition Corp. Shareholders Approve Proposed Business Combination with Pagaya Technologies Ltd.

New York, NY, Tel Aviv, Israel, and Arlington, VA, June 17, 2022 – EJF Acquisition Corp. (“EJFA”) (NASDAQ: EJFAU, EJFA, EJFAW), a publicly traded special purpose acquisition company, and Pagaya Technologies Ltd. (“Pagaya”) today announced that EJFA’s shareholders voted to approve the proposed business combination (the “Business Combination”) with Pagaya, a global technology company building artificial intelligence infrastructure for the financial ecosystem, at a special meeting of its shareholders (“Special Meeting”) held today, June 17, 2022. Pagaya’s shareholders also approved the Business Combination at an extraordinary general meeting of its shareholders held on June 16, 2022.

The closing of the Business Combination is anticipated to occur on or about June 22, 2022. As previously announced, following the closing, the publicly listed company will be named Pagaya Technologies Ltd. and its Class A ordinary shares and public warrants are expected to begin trading on the Nasdaq stock market under the symbols “PGY” and “PGYWW”, respectively.

A Form 8-K disclosing the full voting results will be filed by EJFA with the Securities and Exchange Commission.

About Pagaya

Pagaya is a financial technology company working to reshape the lending marketplace by using machine learning, big data analytics, and sophisticated AI-driven credit and analysis technology. Pagaya was built to provide a comprehensive solution to enable the credit industry to deliver their customers a positive experience while simultaneously enhancing the broader credit ecosystem. Its proprietary API seamlessly integrates into its next-gen infrastructure network of partners to deliver a premium customer user experience and greater access to credit.

For more information on Pagaya’s technology, services, and careers, please visit www.Pagaya.com.

About EJFA

EJF Acquisition Corp. is a blank check company sponsored by EJF Capital LLC and affiliates formed for the purpose of partnering with a high-quality financial services business. EJFA’s management team and Board of Directors are composed of veteran financial service industry executives and founders, including Manny Friedman, Chairman, Neal Wilson, Vice Chairman, Kevin Stein, Chief Executive Officer, and Thomas Mayrhofer, Chief Financial Officer.

For more information on EJF Acquisition Corp. please visit www.ejfacquisition.com.

Forward-looking Statements

This document includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “could,” “continue,” “expect,” “estimate,” “may,” “plan,” “outlook,” “future” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include estimated financial information. Such forward-looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of the businesses of EJFA, Pagaya or the combined company after completion of the proposed business combination are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement and Plan of Merger providing for the business combination (the “Agreement”) and the proposed business combination contemplated thereby; (2) the inability to complete the transactions contemplated by the Agreement due to the failure to satisfy the remaining conditions to closing in the Agreement; (3) the ability to meet Nasdaq’s listing standards following the consummation of the transactions contemplated by the Agreement; (4) the risk that the proposed transaction disrupts current plans and operations of Pagaya as a result of the announcement and consummation of the transactions described herein; (5) the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (6) costs related to the proposed business combination; (7) changes in applicable laws or regulations; (8) the possibility that Pagaya may be adversely affected by other economic, business, and/or competitive factors; and (9) other risks and uncertainties indicated from time to time in other documents filed or to be filed with the SEC by EJFA or Pagaya. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. EJFA and Pagaya undertake no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Contacts

For all Pagaya IR inquiries, please reach out to ICR at PagayaIR@icrinc.com

For all Pagaya media inquiries, please reach out to Edelman at Pagaya@edelman.com.

For all EJFA media inquiries, please reach out to Nathaniel Garnick/Kevin FitzGerald at Gasthalter & Co. at (212) 257-4170 or pagaya@gasthalter.com